=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                         January 31, 1999
        ------------------------------------------------
        Date of Report (Date of earliest event reported)


            STARTEC GLOBAL COMMUNICATIONS CORPORATION
      ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


  Maryland                   000-23087             52-1660985
-----------------------------------------------------------------
(State or other            (Commission           (IRS Employer
jurisdiction of             File No.)            Identification
Incorporation                                          No.)


10411 Motor City Drive Bethesda, Maryland              20817
-----------------------------------------------------------------
 (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code:
                           301-365-8959
       ---------------------------------------------------


                          Not applicable
   ------------------------------------------------------------
   Former name or former address, if changed since last report)

=================================================================

Item 5.  Other Events.

     Press Releases. The Company previously issued the accompanying press releases announcing that (i) it had closed a credit facility for $35 million with NTFC Capital Corporation, the telecommunications financing arm of GE Capital, and (ii) it had obtained a Class IV nationwide telecommunications license for Germany, an interconnection agreement with Deutsche Telekom and a Siemens EWSD switch through the acquisition of Global Communications GmbH.

     Termination of Signet Facility. In July 1997, the Company entered into a secured revolving line of credit with Signet Bank ("Signet Facility"). The Signet Facility provided for maximum borrowings of up to the lesser of $15 million or 85% of eligible accounts receivable, as defined, thereafter until maturity on December 31, 1999. The Company and First Union National Bank, as the successor to Signet Bank, executed an Amended Credit Facility in May 1998, which provided for certain changes to the Signet Facility. The Board of Directors of the Company, acting pursuant to the terms and conditions of the Signet Facility, terminated the Signet Facility effective December 1, 1998 and paid a one-time termination fee of $500,000.

     Reorganization. As previously disclosed, the Company's board of directors and stockholders approved a reorganization pursuant to which the Company's corporate structure will be realigned to that of a publicly traded Delaware holding company. The reorganization will consist of the transfer of substantially all of the Company's assets into a newly incorporated Delaware subsidiary company ("New Parent"), and the subsequent transfer of those assets to multiple subsidiaries of the New Parent. After such transfer, the Company will be merged with and into the New Parent. It was contemplated that the reorganization would be completed by December 31, 1998. Due to certain regulatory and administrative delays, the reorganization has not been completed and is expected to be consummated during the first quarter ending March 1999. The reorganization will not have an impact on the consolidated financial statements of the Company.

     Repricing of Stock Options. In view of the intensely competitive environment for obtaining and retaining qualified employees in the technology sector and the benefits to stockholders from having highly motivated employees, on December 14, 1998, the Company repriced outstanding stock options to purchase Company common stock held by persons other than executive officers and directors of the Company. The repriced options have the same terms as the original options, except that:
(i) the exercise price is $9.00 per share which was slightly above the closing price of the common stock as of December 14, 1998; and (ii) the repriced options will not be exercisable before June 14, 1999. The repricing reflected a determination that the continued services to the Company of the participants in the option repricing program and the six-month limitation of exercisability described above constituted appropriate consideration for the option repricing program.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------
   1.        Press Release dated January 14, 1999.
   2.        Press Release dated January 28, 1999.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                   STARTEC GLOBAL COMMUNICATIONS CORPORATION

                    By:  /s/ PRABHAV V. MANIYAR
                         --------------------------------
                         Prabhav V. Maniyar
                         Senior Vice President and Chief
                         Financial Officer

Dated:    February 4, 1999

                          EXHIBIT INDEX

Exhibit No.               Description
Page
-----------        ----------------------------------

    1              Press Release dated January 14, 1999
    2              Press Release dated January 28, 1999